Administration Agreement




The Nigeria - Sao Tome and Principe Joint Development Authority


And


Environmental Remediation Holding Corporation




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                                    CONTENTS

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CLAUSE                                                                                                     PAGE

1.     DEFINITIONS............................................................................................3
2.     INTERPRETATION.........................................................................................5
3.     IMPLEMENTATION OF ERHC'S RIGHTS........................................................................5
4.     REPRESENTATIONS AND WARRANTIES.........................................................................7
5.     MISCELLANEOUS..........................................................................................8
6.     NOTICES................................................................................................9
7.     CONFIDENTIALITY.......................................................................................10

Annex A......................................................................................................12
Option Agreement.............................................................................................12

Annex B......................................................................................................38
Exercise Notice..............................................................................................38

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THIS AGREEMENT is made on  the 7th Day of April, 2003

BETWEEN:

(1) The Nigeria and Sao Tome and Principe Joint Development Authority established by a treaty done on 21 February 2001 between the Federal Government of Nigeria and the Democratic Republic of Sao Tome e Principe (the "JDA"); and

(2) Environmental Remediation Holding Corporation a company incorporated in the State of Colorado in the United States of America with a place of business at Suite 1570, 5444 Westheimer, Houston, Texas, USA ("ERHC"),

          (each a "Party").

WHEREAS:

(A) In a treaty done on 21 February 2001 (the "Treaty") the Federal Government of Nigeria ("FGN") and the Democratic Republic of Sao Tome e Principe ("DRSTP") agreed to jointly develop the natural resources of an area of the exclusive economic zones between their respective territories in respect of which their maritime claims overlap (the "JDZ").

(B) In the Treaty, FGN and DRSTP agree to cooperate regarding prior dealings with third persons in respect of any part of the JDZ in an equitable manner.

(C) DRSTP and ERHC entered into an agreement in relation to prior dealings on 21 May 2001 (the "MoA").

(D) On 2 April 2003 ERHC and DRSTP agreed to further arrangements in respect of the JDZ and the MoA on the terms of the Option Agreement.

OF) on 4 April 2003 the JMC approved the entry by the JDA into this agreement with ERHC (the "Agreement") in order to implement and administer ERHC's rights in respect of the JDZ pursuant to the MoA and the Option Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.        DEFINITIONS

          In this Agreement:

          "Block" means an area designated as an individual unit for the exploration and/or production of hydrocarbons within the JDZ under the JDZ Regulations;

          "ERHC Selections" means the Blocks in respect of which ERHC wishes to exercise its rights pursuant to the Option Agreement to acquire working interests in the JDZ and in respect of which it has so notified the JDA in writing;

          "Exercise Notice" means the notice set out in Annex B;

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          "ExxonMobil"  means ExxonMobil  Corporation or any affiliate or member of the ExxonMobil group or any of their successors or assigns;

          "ExxonMobil Agreement" means the agreement between DRSTP and ExxonMobil dated 22 February 2003 pursuant to which ExxonMobil is entitled to acquire certain working interests in the JDZ on a preferential basis;

          "ExxonMobil Information Date" means the date on which ExxonMobil first receives information from JDA in order to enable ExxonMobil to exercise its rights pursuant to the ExxonMobil Agreement;

          "ExxonMobil Selections" means the Blocks in respect of which ExxonMobil wishes to exercise its rights pursuant to the ExxonMobil Agreement to acquire working interests in the JDZ and in respect of which it has so notified the JDA in writing;

          "ExxonMobil Selection Date" means the date on which JDA notifies ERHC in writing of the ExxonMobil Selections;

          "Final Information Date" means the date one week after the ExxonMobil Information Date;

          "JDZ Regulations" means the Treaty and all laws, regulations, guidelines or similar instruments adopted by JDA pursuant to JDA given to JDA by the Treaty;

          "JMC" means the Joint Ministerial Council established pursuant to the Treaty;

          "Licensing Round" means any process administered by the JDA in which persons bid and/or apply for and/or are awarded licences to explore for and/or exploit the hydrocarbon resources of the JDZ;

          "Option Agreement" means the agreement between DRSTP and ERHC dated 2 April 2003 pursuant to which ERHC is entitled to acquire certain working interests in the JDZ on a basis preferential to the Licensing Round;

          "PSC" means any production sharing agreement or other grant of rights entered into between a person or persons and JDA to explore for and/or exploit hydrocarbon resources and/or to acquire working interests or similar rights in the JDZ;

          "Signature Bonus" means amounts payable by a person to JDA to acquire the right to sign a PSC;

          "Successful Bid" means the bid made by a person during a Licensing Round to acquire a PSC in respect of a Block which JDA has accepted;

          "Tender Documentation" means the documentation made available relating to a Licensing Round.

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2.        INTERPRETATION

2.1 The headings and paragraphs in this Agreement are for ease of reference only and are to be ignored in construing its substantive provisions.

2.2       Words denoting the singular shall include the plural and vice versa.

2.3 A reference to a Party includes its permitted assignees and/or successors in title and/or any venture or consortium of which it is part.

3.        IMPLEMENTATION OF ERHC'S RIGHTS

3.1       The JDA acknowledges that:

          (a) It is fully aware of the terms and the rights granted to ERHC by DRSTP in respect of the JDZ pursuant to the Option Agreement attached to this Agreement at Annex A;

          (b) ERHC has subject to certain restrictions on choice set out in the Option Agreement been granted rights by DRSTP under the Option Agreement to:

               (i) nominate a Block and acquire a 15% working interest in that Block;

               (ii) nominate a second Block and acquire a 15% working interest in that Block;

              (iii) nominate a third Block and acquire a 20% working interest in that Block;

               (iv) nominate a fourth Block and acquire a 30% working interest in that Block;

               (v) nominate a fifth Block and acquire a 25% working interest in that Block; and

               (vi) nominate a sixth Block and acquire 20% working interest in that Block;

          (c) Subject to any obligation to purchase an initial 3-D seismic survey as set out in clause 4.4 of the Option Agreement, ERHC will not be subject to any further condition, criteria, restriction or further requirement in order to exercise the rights granted to it pursuant to the Option Agreement and properly and fully acquire any or all of those working interests except the payment of certain Signature Bonuses and applicable taxes, fees and charges as set out in clause 4.3 of the Option Agreement; and

          (d) the arrangements set out in the Option Agreement were approved by the JMC on 4 April 2003,

          and the JDA agrees to do all things necessary to enable ERHC to properly exercise and enjoy the rights granted to it pursuant to the Option Agreement, including (but not limited to) observing the provisions of this clause 3.

3.2 Following the acceptance by it of Successful Bids in respect of every Block for which a PSC is to be awarded during a Licensing Round the JDA will, subject to clause 3.9, so notify ERHC in accordance with clause 3.3 and, contemporaneously with such notification, provide all material information relating to every Successful Bid including (but not limited to) details of:

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          (a)  any Signature Bonus and all other financial payments and commitments;

          (b) all finally agreed terms and conditions of the PSC and any other relevant contractual agreements;

          (c) the identities of all relevant parties and the Block to which each Successful Bid relates; and

          (d)  any future work or other commitment.

3.3 The notification and information described in clause 3.2 will be delivered to ERHC by the earlier of:

          (a) ten days from the acceptance by the JDA of the last of the Successful Bids to which clause 3.2 refers; and

          (b)  the ExxonMobil Information Date.

3.4 Prior to the Final Information Date, ERHC may at any time request any further information it reasonably requires from the JDA in respect of any Successful Bid and the JDA will use its best endeavours to promptly provide such information.

3.5 The JDA will inform ERHC of the ExxonMobil Selections as soon as possible but in any event no later than seven days after receiving them.

3.6 ERHC agrees to notify the JDA of the ERHC Selections by forwarding one notice substantially in the form of the Exercise Notice to the JDA in respect of each of them and the JDA agrees that no further action is required by ERHC in order to properly exercise and enjoy the rights granted to it under the Option Agreement.

3.7 ERHC may notify the JDA of each of the ERHC Selections together or separately, but in any event will complete this process of notification by the later of:

          (a)  the date 45 days after the Final Information Date; and

          (b)  the date 15 days after the ExxonMobil Selection Date.

3.8 Following receipt by the JDA of an Exercise Notice notifying the JDA of an ERHC Selection, the JDA will within ninety days of such receipt:

          (a) grant all such approvals and/or do all such things as may be necessary for ERHC to obtain title which is proper and effective against all third parties and in respect of the JDZ Regulations to each and all of the interests to which it relates pursuant to the Option Agreement; and

          (b) forward to ERHC evidence of such approvals and/or things in a form reasonably satisfactory to ERHC.

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3.9       The obligations of the JDA pursuant to clause 3.2 of this Agreement will cease upon the date on which all working interests to which ERHC has rights pursuant to the Option Agreement have been granted by the JDA to or as directed by ERHC and fully, irrevocably and unconditionally vested in ERHC.

3.10 The JDA will include in all Tender Documentation information which is accurate and sufficient to notify all bidders and otherwise interested persons regarding:

          (a) ERHC's rights in respect of the JDZ pursuant to the Option Agreement; and

          (b) the exercise and implementation of those rights pursuant to the Option Agreement and this Agreement.

4.       REPRESENTATIONS AND WARRANTIES

4.1      ERHC represents that it:

          (a) is a duly formed corporate entity and currently exists in good standing under the laws of its place of incorporation, and that it has full power and authority to execute this Agreement; and

          (b) has not gone into liquidation, made a general assignment for the benefit of creditors, declared or been declared bankrupt or insolvent by a competent court or had a receiver appointed in respect of the whole or any part of its assets and has no plans to do so.

4.2      The JDA represents, warrants and undertakes that:

          (a) the person or persons executing this Agreement on its behalf has or have full authority to commit the JDA to this Agreement and the obligations set out in it and has or have the requisite approvals of the JMC to do so;

          (b) no obligations of confidentiality to any person or persons do or will prevent or in any way restrict its ability to provide all the information contemplated by clause 3.2 of this Agreement;

          (c) all Successful Bids will be bids which the JDA, acting reasonably, considers to be bona fide and made by technically and financially competent persons;

          (d) none of the JDZ Regulations nor any contracts or agreements to which the JDA is a party are currently in existence, nor have any rights been granted by the JDA to any other person, including ExxonMobil, that would hinder or prohibit the implementation and/or enforcement of, or are in any way inconsistent with, any of the terms of this Agreement;

          (e) in the event that any JDZ Regulations or any other rule, regulation or order are issued or promulgated into law, or any contract, agreement or arrangement is entered into by the JDA, the JDA will ensure that all such JDZ Regulations, rules, regulations, orders, contracts, agreements or arrangements are consistent with rights of ERHC pursuant to this Agreement and Option Agreement; and

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          (f)  it is not, and will not become, subject to any obligations of confidentiality which prevent it from performing any of the provisions of this Agreement.

5.       MISCELLANEOUS

5.1 This agreement and all negotiations leading to it shall be in English language and governed by the laws of England and Wales and the courts of England and Wales shall have exclusive jurisdiction.

5.2 For any dispute arising out of or in connection with the Agreement, including any question of existence, validity or termination, the JDA and ERHC shall first make every effort to reach an amicable settlement by direct negotiation. In case of failure to reach an amicable settlement, the dispute shall be referred to and finally resolved by arbitration under the UNCITRAL arbitration rules. The tribunal shall consist of three arbitrators, one appointed by the JDA, one appointed by ERHC and the third by a unanimous decision of the Parties. The place of arbitration shall be London, England. The tribunal may hold hearings at locations other than London for the convenience of the Parties. The language of arbitration shall be English. Each Party shall bear its own costs and expenses of arbitration.

5.3 Where ERHC transfers to a technically and financially qualified person any or all of the working interests to which this Agreement relates in accordance with the Option Agreement, the JDA will within fourteen days:

          (a) grant all such approvals and/or do all such things as may be necessary to recognise and give effect to such arrangement or transfer; and

          (b) forward to ERHC and/or the transferee or transferees evidence of such approvals and/or things in a form reasonably satisfactory to ERHC.

5.4 Each Party undertakes to execute all such documents, permits or agreements, and do all such things and acts as may be necessary to give effect to the intention of this Agreement.

5.5 The JDA agrees that if an arrangement of any kind is being negotiated or agreed between DRSTP and ERHC pursuant to clause 8.1 of the Option Agreement, the JDA will co-operate with any reasonable request of ERHC to assist in the resolution of that process, the development of alternative arrangements as contemplated by that provision and the implementation within the JDZ of any relevant arrangements agreed. ERHC will bear any out-of-pocket costs and expenses incurred by the JDA in undertaking this process.

5.6 The JDA hereby acknowledges that actions and obligations pursuant to this Agreement that it may undertake in respect of itself or any of its assets are commercial actions and do not in any way or in any part constitute an Act or Acts of State.

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6.        NOTICES

6.1 Any notice or other communication to be given by one Party to the other in connection with this Agreement will be addressed to the recipient and forwarded to the address or facsimile number of such other Party as follows:

          JDA:

          The Chairman of the Executive Board
          Joint Development Authority
          Plot 1101 Aminu Kano Crescent
          Wuse II, Abuja
          Nigeria
          Telephone Number: +234 9 524 1062
          Facsimile Number: +234 9 524 1052

          ERHC:

          The President and Chief Executive Officer
          Environmental Remediation Holding Corporation
          5444 Westheimer Road
          Houston, Texas, 77056
          United States of America
          Telephone Number: +1 713 626 4700
          Facsimile Number: +1 713 626 4704

6.2 Any notice, communication or information to be given by any Party to any other Party in connection with this agreement shall be in writing and shall be given by letter or facsimile except that:

          (a) the notification and all information which the JDA provides to ERHC pursuant to clause 3.2 of this Agreement will be forwarded to ERHC by courier unless the Parties agree otherwise; and

          (b) Exercise Notices will be forwarded by ERHC to the JDA by courier unless the parties agree otherwise.

6.3 Unless actual receipt is proved to have occurred at any other time a notice, communication or information shall be deemed to have been received:

          (a)  in the case of delivery by hand, when delivered;

          (b)  in the case of a courier, on the fifth day following despatch;

          (c) in the case of post, on the twenty first business day following the day of posting; or

          (d) in the case of facsimile, on acknowledgement by the addressee's facsimile receiving equipment (where such acknowledgement occurs before 17.00 hours local time of the recipient on the day of acknowledgement) and in any other case on the day following the day of acknowledgement by the sender's facsimile transmission equipment.

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7.         CONFIDENTIALITY

           Neither Party nor their agents or employees will divulge the contents of this Agreement or any information relating to it without the consent of the other Party, however this clause will not apply to information which is in the public domain other than as a breach of this Agreement or which is divulged:

          (a) as required by law, regulation, security exchange rules or public listing requirements;

          (b) to a court, arbitrator or tribunal in the course of proceedings to which the discloser is a party;

          (c) to employees, agents or consultants of a Party to the extent that such disclosure is reasonably necessary;

          (d) to prospective or actual commercial partners, investors or financiers (and their employees, agents and consultants) who owe appropriate duties of confidentiality to the discloser; or

          (e)  pursuant to clause 3.10 of this Agreement.


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IN WITNESS WHEREOF

Signed by                                         )
Dr Tajudeen Umar                                  )
Chairman of the Executive Board                   )

for and on behalf of:
The Joint Development Authority



Signed by                                         )
Mr Chude Mba                                      )
President and Chief Executive Officer             )

for and on behalf of:
Environmental Remediation Holding Corporation



Witnessed by                                      )
Mr. Flavio dos Santos                             )
Executive Director (Sao Tome and Principe)        )
The Joint Development Authority                   )





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